Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

August 12, 2021

SVB Financial Group

3003 Tasman Drive,

Santa Clara, CA 95054.

Ladies and Gentlemen:

In connection with the registration by SVB Financial Group, a Delaware corporation (the “Company”), under the Securities Act of 1933 (the “Act”) of 2,561,000 shares of common stock, par value $0.001 per share (the “Shares”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that when the Shares have been duly issued as contemplated by the Prospectus Supplement relating to the Shares, the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus, prospectus supplement, or other offering material relating to the offer and sale of the Shares.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on factual information obtained from public officials, officers of the Company and other sources believed by us to be responsible and we have assumed that the signatures on all documents examined by us are genuine, an assumption which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement relating to the Shares and to the reference to us under the caption “Validity of Shares” in the Prospectus Supplement relating to the Shares, dated August 9, 2021, which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP